Exhibit 6.2

Addendum 1 to Asset Purchase Agreement

THIS ADDENDUM 1 TO ASSET PURCHASE AGREEMENT (“Addendum 1”) is entered into on the 2nd day of July, 2018 (the “Effective Date”), by and among SDC of Florida, LLC, a Florida limited liability company (“Seller”), Legion SDC, LLC, a Florida limited liability company (“Buyer”), and Robert E. Smith and Amy J. Smith (collectively, the “Members”).

WHEREAS, Buyer, Seller, and Members entered into an Asset Purchase Agreement dated April 27, 2018 (“Agreement”), which provides for a First Payment of Two Million and 00/100 Dollars ($2,000,000.00) to Seller in cash or by wire transfer of readily available funds at Closing;

WHEREAS, Buyer would like to pay the First Payment through a payment of FIVE HUNDRED THOUSAND Dollars ($500,000) to Seller in cash or by wire transfer of readily available funds at Closing, together with delivery of a promissory note to Seller in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) at Closing (“First Payment Note”); and

WHEREAS, Seller and Members would like to proceed to closing in accordance with the revised terms for payment of the First Payment,

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereby agree as follows:

1.	Paragraph 4.B.i. of the Agreement is amended to read as follows:

i.       Two Million and 00/100 Dollars ($2,000,000.00) (the “First Payment”), consisting of a payment of FIVE HUNDRED THOUSAND Dollars ($500,000) to Seller in cash or by wire transfer of readily available funds at Closing, together with delivery of a promissory note to Seller in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) at Closing (“First Payment Note”) in substantially the form attached hereto.

2.	Any capitalized term not defined herein shall have the meaning attributed to it in the Agreement. Except as modified hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement on the day and year first written above.

SELLER

SDC of Florida, LLC,
a Florida limited liability company

By:	/s/ Robert E. Smith
Name:	Robert E. Smith
Title:	Manager

AND

By:	/s/ Amy J. Smith
Name:	Amy J. Smith
Title:	Manager

AND

By:	/s/ Brittain A. Smith
Name:	Brittian A. Smith
Title:	Manager

MEMBERS

/s/ Robert E. Smith
Robert E. Smith

AND

Amy J. Smith
Amy J. Smith

BUYER

Legion SDC, LLC,
a Florida limited liability company

By:	/s/ Paul Carrazzone
Name:	Paul Carrazzone
Title:	Manager

2

Exhibit A

First Payment Note (Form)